                                                                   EXHIBIT 99.1

DATE:  February 10, 2005

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


              DURA AUTOMOTIVE REPORTS FOURTH QUARTER AND FULL-YEAR 2004 RESULTS


        ROCHESTER HILLS, Mich., February 10 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $582.8 million for the fourth quarter ended December 31, 2004 compared to $627.2 million in the prior year quarter. Including a pretax facility consolidation charge of $3.7 million, the net income for the quarter was $1.9 million, or $0.10 per diluted share, compared to a net loss of $2.9 million, or $0.15 per diluted share, in the prior year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, totaled $4.8 million, or $0.26 per diluted share, compared to $9.8 million, or $0.52 per diluted share, in the prior-year quarter. Net debt reduction for the quarter was $5.1 million.

        "Industry conditions continued to be challenging in the fourth quarter due to raw material pricing and global automotive production levels," said Larry Denton, president and chief executive officer of DURA Automotive. "On a positive note, the RV industry had a record year in 2004 and from a longer-term perspective we have made significant progress in accelerating our organic growth."

        The decrease in fourth quarter sales from the prior year was driven primarily by lower North American and European automotive production, unfavorable vehicle platform mix and the effect of three less business days in the fourth quarter of 2004. Partially offsetting these decreases was the benefit received from foreign currency exchange. The decrease in fourth quarter income from continuing operations from the prior year reflects the impact of lower automotive production and higher raw material prices.

        The facility consolidation charge for the quarter relates to the continuation of the previously announced closure of plants in the U.S., France and Germany. The facility consolidation charge of $3.7 million for the quarter includes $1.3 million of employee severance costs and $2.4 million of asset impairment and other charges.


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DURA Automotive Systems, Inc.
February 10, 2005
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FULL-YEAR RESULTS

        For the year ended December 31, 2004, revenue totaled $2.5 billion versus $2.4 billion in 2003. Net income for the year was $11.7 million, or $0.62 per diluted share, compared to $22.3 million, or $1.20 per diluted share, in 2003. Adjusted income from continuing operations for the year, which excludes facility consolidation charges, totaled $29.4 million, or $1.56 per diluted share, compared to $33.6 million, or $1.81 per diluted share, in the prior-year. Net debt reduction for the year was $10.3 million.

2005 FIRST-QUARTER AND FULL-YEAR OUTLOOK

        For the first quarter of 2005, the company expects revenue to be in the range of $600 to $650 million compared to $635 million in the same period last year. Adjusted income from continuing operations, which excludes facility consolidation charges, is estimated to be in the range of $0.05 to $0.15 per diluted share and adjusted EBITDA is estimated to be in the range of $45 to $48 million.

        For the full year, our automotive industry production planning assumptions are 15.6 million units for North America and 20.0 million units for Europe. Revenue is expected to be $2.4 to $2.5 billion, versus $2.5 billion last year. Adjusted income from continuing operations, which excludes facility consolidation charges, is anticipated to be between $1.35 and $1.50 per diluted share. Adjusted EBITDA is estimated to be approximately $210 million. Full-year capital spending is expected to be approximately $70 million, interest expense $95 million and depreciation $80 million. Net debt for the year is expected to be consistent with year-end 2004. The full-year corporate tax rate is anticipated to be around 26 percent.

         "We expect 2005 to be a challenging year for the automotive industry and DURA," said Larry Denton. "However, we remain focused on our long-term strategy to accelerate organic growth and increase shareholder value."

CONFERENCE CALL

        A conference call to review the fourth-quarter results is scheduled for February 10, 2005, at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, February 17, 2005, by dialing (303) 590-3000, passcode 11022950.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

        DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies,



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DURA Automotive Systems, Inc.
February 10, 2005
Page 3




structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" and "adjusted EBITDA" (non-GAAP financial measures). Adjusted income from continuing operations represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, net and loss on early extinguishment of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, loss on early extinguishment of debt, interest, amortization and taxes. Management believes that adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.


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DURA Automotive Systems, Inc.
February 10, 2005
Page 4



                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                              Three Months Ended                Twelve Months Ended
                                                                  December 31,                      December 31,
                                                          ----------------------------      ----------------------------
                                                              2004            2003             2004             2003
                                                          -----------      -----------      -----------      -----------
Revenues                                                  $   582,802      $   627,161      $ 2,492,543      $ 2,380,794
Cost of sales                                                 521,624          551,395        2,214,113        2,089,243
                                                          -----------      -----------      -----------      -----------
  Gross profit                                                 61,178           75,766          278,430          291,551

Selling, general and administrative expenses                   33,156           40,130          150,489          154,935
Facility consolidation and other charges                        3,730           11,268           21,817            9,252
Amortization expense                                              111              158              445              370
                                                          -----------      -----------      -----------      -----------
  Operating income                                             24,181           24,210          105,679          126,994

Interest expense, net                                          22,840           20,294           89,535           81,921
Loss on early extinguishment of debt                               --            2,852               --            2,852
                                                          -----------      -----------      -----------      -----------

  Income from continuing operations before
     provision for income taxes and minority interest           1,341            1,064           16,144           42,221

Provision for income taxes                                       (621)             361            3,672           14,355

Minority interest - dividends on trust preferred
  securities, net                                                  --              684               --            2,735
                                                          -----------      -----------      -----------      -----------

  Income from continuing operations                             1,962               19           12,472           25,131

Gain (Loss) from discontinued operations, net                     (50)          (2,874)            (749)          (2,793)
                                                          -----------      -----------      -----------      -----------

  Net income (loss)                                       $     1,912      $    (2,855)     $    11,723      $    22,338
                                                          ===========      ===========      ===========      ===========

Basic earnings (loss) per share:

  Income from continuing operations                       $      0.10      $         -      $      0.67      $      1.37
  Discontinued operations                                          --            (0.16)           (0.04)           (0.15)
                                                          -----------      -----------      -----------      -----------
     Net income (loss)                                    $      0.10      $     (0.16)     $      0.63      $      1.22
                                                          ===========      ===========      ===========      ===========
Basic shares outstanding                                       18,626           18,369           18,508           18,313
                                                          ===========      ===========      ===========      ===========

Diluted earnings (loss) per share:
  Income from continuing operations                       $      0.10      $         -      $      0.66      $      1.35
  Discontinued operations                                          --            (0.15)           (0.04)           (0.15)
                                                          -----------      -----------      -----------      -----------
     Net income (loss)                                    $      0.10      $     (0.15)     $      0.62      $      1.20
                                                          ===========      ===========      ===========      ===========
Diluted shares outstanding                                     18,828           18,768           18,868           18,563
                                                          ===========      ===========      ===========      ===========

Capital expenditures                                      $    23,245      $    21,456      $    67,208      $    67,673
Depreciation                                              $    18,519      $    21,242      $    82,943      $    77,197


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DURA Automotive Systems, Inc.
February 10, 2005
Page 5






                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                          Three Months Ended             Twelve Months Ended
                                                              December 31,                  December 31,
                                                       -------------------------     -------------------------
                                                          2004            2003          2004           2003
                                                       ----------     ----------     ----------     ----------
Income from continuing operations                      $    1,962     $       19     $   12,472     $   25,131
Facility consolidation and other charges, net               2,876          7,938         16,951          3,681
Cost of sales - severance cost, net                            --             --             --          2,884
Loss on early extinguishment of debt, net                      --          1,882             --          1,882
                                                       ----------     ----------     ----------     ----------
  Adjusted income from continuing operations           $    4,838     $    9,839     $   29,423     $   33,578
                                                       ==========     ==========     ==========     ==========

Basic earnings per share:
  Adjusted income from continuing operations           $     0.26     $     0.54     $     1.59     $     1.83
                                                       ==========     ==========     ==========     ==========
Basic shares outstanding                                   18,626         18,369         18,508         18,313
                                                       ==========     ==========     ==========     ==========
Diluted earnings per share:
  Adjusted income from continuing operations           $     0.26     $     0.52     $     1.56     $     1.81
                                                       ==========     ==========     ==========     ==========
Diluted shares outstanding                                 18,828         18,768         18,868         18,563


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DURA Automotive Systems, Inc.
February 10, 2005
Page 6



                        DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                      December 31,        December 31,
                    Assets                                2004                2003
                                                      -------------      -------------
Current assets:
Cash and cash equivalents                             $     191,568      $     181,268
Accounts receivable, net                                    273,956            274,345
Inventories                                                 149,834            127,957
Current portion of derivative instruments                     7,746              6,629
Other current assets                                         92,016             95,045
                                                      -------------      -------------
Total current assets                                        715,120            685,244
                                                      -------------      -------------
Property, plant and equipment, net                          487,106            488,363
Goodwill, net                                               903,584            859,022
Noncurrent portion of derivative instruments                 10,601             12,844
Deferred income taxes and other assets, net                 107,510             69,959
                                                      -------------      -------------
                                                      $   2,223,921      $   2,115,432
                                                      =============      =============

         Liabilities and Stockholders' Investment

Current liabilities:
Accounts payable                                      $     270,341      $     243,995
Accrued liabilities                                         187,254            187,501
Current maturities of long-term debt                          2,968              5,738
                                                      -------------      -------------

Total current liabilities                                   460,563            437,234
                                                      -------------      -------------
Long-term debt, net of current maturities                   150,898            159,121
Senior notes                                                400,000            400,000
Subordinated notes                                          589,469            578,505
Mandatorily redeemable convertible trust
   preferred securities                                      55,250             55,250
Senior notes - derivative instrument adjustment              18,347             19,473
Other noncurrent liabilities                                141,903            135,262

Stockholders' investment:
Common stock - Class A                                          186                168
Common stock - Class B                                           --                 16
Additional paid-in capital                                  351,571            349,220
Treasury stock                                               (2,513)            (2,452)
Retained deficit                                            (93,342)          (105,065)
Accumulated other comprehensive income                      151,589             88,700
                                                      -------------      -------------
Total stockholders' investment                              407,491            330,587
                                                      -------------      -------------
                                                      $   2,223,921      $   2,115,432
                                                      =============      =============


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